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                                                                    Exhibit a(7)

                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                              HOMESTEAD FUNDS, INC.

         FIRST:

         The Board of Directors ("Board") of Homestead Funds, Inc., a Maryland Corporation ("Corporation") organized on June 29, 1990, has, by action on August 29, 2002, changed the name of the series of the Corporation heretofore known as "Small Company Stock Fund" to "Small-Company Stock Fund".

         SECOND:

         The renaming described herein was approved by unanimous action of the entire Board of Directors of the Corporation. The actions described herein are limited to changes expressly permitted by Section 2-605 of the Corporations and Associations Article to be made without action by the shareholders.

         THIRD:

         The Corporation is registered with the U.S. Securities and Exchange Commission as an open-end investment company under the Investment Company Act of 1940.

         FOURTH:

         These Articles of Amendment shall be effective as of December 31, 2002.

         IN WITNESS WHEREOF, these Articles of Amendment have been signed and acknowledged below by the President and attested to by the Vice-President of the Corporation under penalties of perjury on this 19th day of December, 2002.

                                            Homestead Funds, Inc.

                                            By: /s/Peter R. Morris
                                                -------------------------------
                                                Peter R. Morris
                                                President
                                                Homestead Funds, Inc.

Attest:

By: /s/Denise Trujillo
    ----------------------------------
    Denise Trujillo
    Vice-President
    Homestead Funds, Inc.

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         I, Hope Saxton, Secretary for the Corporation, being duly sworn, do hereby verify under penalties of perjury that the above Articles of Amendment were approved by unanimous action of the entire Board of Directors of the Corporation at a meeting held August 29, 2002 and do hereby certify under penalties of perjury the matters and facts set forth in the Articles of Amendment with respect to authorization and approval.

                                            /s/Hope Saxton
                                            ------------------------------
                                            Hope Saxton
                                            Secretary
                                            Homestead Funds, Inc.